Exhibit 99.1

TALOS ENERGY ANNOUNCES TRANSFORMATIVE ACQUISITION OF GULF OF MEXICO PORTFOLIO THROUGH MULTIPLE TRANSACTIONS

Houston, Texas, December 10, 2019 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that the Company has entered into a series of definitive agreements to acquire a broad portfolio of U.S. Gulf of Mexico producing assets, exploration prospects and acreage from affiliates of ILX Holdings, Castex Energy and Venari Resources for $640 million as of the effective date. Specifically, Talos has signed definitive agreements to acquire all producing assets, primary term acreage and prospects of ILX Holdings, all producing assets and certain primary term acreage and prospects of ILX Holdings II, all primary term acreage and prospects of ILX Holdings III (“ILX Acquisitions”) and certain subsidiaries of the Castex 2014 and Castex 2016 entities (“Castex Acquisitions”). In a separate transaction, Talos executed a purchase and sale agreement and closed on the acquisition of all primary term acreage and prospects from Venari Resources (“Venari Acquisition” and collectively with the ILX Acquisitions and the Castex Acquisitions, the “Transactions” or the “Acquired Assets”).

The Acquired Assets produced approximately 19 thousand barrels of oil equivalent per day (“MBoe/d”) during the third quarter of 2019 and had proved and probable (“2P”) reserves(2) of approximately 68 million barrels of oil equivalent (“MMBoe”) as of the effective date of July 1, 2019. 83% of the Proved reserves are considered Proved Developed(2). In addition, the Transaction includes over 40 identified exploration prospects located on a total acreage footprint of approximately 700,000 gross acres. Closing of the ILX Acquisitions and Castex Acquisitions is expected in the first quarter of 2020.

Key highlights of the Transactions include:

•	The addition of approximately 19 MBoe/d consisting of approximately 65% oil and over 70% liquids, increasing the Company’s pro forma daily production to 72 MBoe/d based on third quarter 2019 results

•

Acquired Assets are expected to generate approximately $150 million of Free Cash Flow(1) in 2019, from an estimated $210 million in Adjusted EBITDA(1) and projected capital spending of approximately $60 million

•

Material held-by-production and primary term acreage position across 700,000 gross acres, much of which lies within the Company’s existing seismic data footprint, and which also includes a significant portfolio of identified, high-impact exploration prospects providing the Company with several years of additional drillable inventory

•

Immediately accretive to Talos shareholders on all key transaction metrics; $640 million gross purchase price translates to valuation metrics of approximately $33,684 per Boe per day, $9.41 per Boe of estimated 2P reserves(2) and 3.0x 2019E Adjusted EBITDA(1)

•	Funding sources for the Transaction consist of $250 million in new Talos shares to be issued to sellers at closing and cash from existing sources of liquidity

•

As part of the regular fall redetermination, the Company’s borrowing base has been increased from $850 million to $950 million effective December 10, 2019, and will be further increased to $1,150 million at closing of the ILX Acquisitions and Castex Acquisitions

•

Pro forma leverage metrics and liquidity will remain conservative at approximately 1.2x net debt to third quarter 2019 annualized Adjusted EBITDA(1) (from 1.1x Talos standalone) and approximately $600 million of liquidity at closing

•

Transaction places Talos in the top 20% of all S&P Oil & Gas Exploration & Production (“XOP”) index E&P constituents in key metrics, including Free Cash Flow Yield(1), Net Debt to Adjusted EBITDA(1) and Adjusted EBITDA(1) Margin, all based on actual pro forma third quarter 2019 annualized figures

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos President and Chief Executive Officer Timothy S. Duncan commented, “The acquisition of these assets significantly strengthens Talos’s position as a basin leading independent E&P company, providing increased scale and free cash flow, greater operational diversity and broader optionality in future growth. We are executing the transaction at an attractive valuation that is accretive to our shareholders and with a funding structure that preserves our strong balance sheet and liquidity. What makes this transaction unique is the combination of high-margin production and a deep portfolio of prospects. As we consider the full scale of the pro forma business, the combined cash flow profile and the significant exploration portfolio, we are excited about the tremendous potential to build long-term value, not only from these assets alone but from the optimization of the combined asset base, high-grading of investment opportunities, follow-on business development and M&A activity.”

The net consideration at closing of the ILX Acquisitions and Castex Acquisitions is expected to be funded with the issuance of new Talos shares and cash from existing sources of liquidity. Talos will issue 11.0 million shares to sellers at closing, or $250 million in equity consideration based upon the volume-weighted average price for the 30 trading days ending December 5, 2019. Effective December 10, 2019, the borrowing base under the Company’s revolving credit facility increased from $850 million to $950 million as part of the regular fall redetermination process, and will be further increased to a total size of $1,150 million simultaneous with the closing of the ILX Acquisitions and Castex Acquisitions. The purchase price is subject to customary purchase price adjustments between the July 1, 2019 effective date and the expected close date, which will significantly reduce Talos’s cash requirements at closing. In advance of the Transaction, Talos entered into WTI swaps, including 1.1 MMBoe for 2020 at a weighted average price of $55.46 per barrel.

The ILX Acquisitions and Castex Acquisitions were unanimously approved by a sub-set of the Company’s Board of Directors comprised of representatives unaffiliated with Riverstone Holdings LLC and the Acquired Assets. Simultaneous with the execution of definitive documentation, affiliates of Apollo Global Management and Riverstone Holdings LLC, which collectively control approximately 63% of the Company’s outstanding common stock, provided their stockholder approvals.

Guggenheim Securities, LLC acted as lead financial advisor to Talos and provided a fairness opinion with respect to the ILX Acquisitions and Castex Acquisitions. J.P. Morgan Securities LLC also provided financial advice to Talos related to financing and led the arrangement of increased commitments with respect to the Company’s revolving credit facility and borrowing base. Vinson & Elkins L.L.P. acted as legal advisors to Talos. Evercore Inc. and Latham & Watkins L.L.P. are serving as financial and legal advisors to Riverstone Holdings LLC, respectively.

Notes:

1)

2019 Estimated Adjusted EBITDA figures cited herein are based on Year-to-Date September 30, 2019 actual results of the Acquired Assets plus 4Q 2019 Talos internal estimates using flat $55.00 WTI / $2.50 HH price forecast. Adjusted EBITDA and Free Cash Flow of the Acquired Assets are non-GAAP metrics defined as revenues less direct operating expenditures and revenues less direct operating and capital expenditures, respectively. See the “Cautionary Statements” and “Supplemental Non-GAAP Information” elsewhere in this presentation for additional information.

2)	Reserves are shown as of 7/1/2019 effective date and are based on Talos estimates using flat $55.00 WTI / $2.50 HH price forecast.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ADDITIONAL MATERIALS, CONFERENCE CALL AND WEBCAST INFORMATION

Talos has posted additional materials, including a slide presentation, related to the transaction on its website at www.talosenergy.com.

Talos will host a conference call, which will also be broadcast live over the internet, on December 11, 2019 at 7:00 AM CST. Listeners can access the conference call live over the internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the conference call can be accessed by dialing 1-888-348-8927 (U.S. toll-free), 1-855-669-9657 (Canada toll-free) or 1-412-902-4263 (international). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference call through December 17, 2019 and can be accessed by dialing 1-877-344-7529 and using access code 10137425.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, estimated production volumes, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, risks related to our acquisition and integration of the acquired Assets, including the possibility that the proposed acquisitions do not

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all, uncertainties as to the timing of the acquisitions and the possibility that the anticipated benefits of the acquisitions are not realized when expected or at all, as well as other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 13, 2019.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified hereby, to reflect events or circumstances after the date of this communication.

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “gross unrisked resources” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “EBITDA,” “Adjusted EBITDA,” and “Free Cash Flow.” These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Acquired Asset Adj. EBITDA and Free Cash Flow based on actual monthly Lease Operating Statements for 3Q 2019 provided by seller, excluding certain items that are not expected to be part of the go-forward cash flows of the pro-forma company. 2019 Estimated Adj. EBITDA and Free Cash Flow are non-GAAP metrics based on actual monthly Lease Operating Statements for the first nine months of 2019 provided by seller, excluding certain items that are not expected to be part of the go-forward cash flows of the pro-forma company plus Talos internal projections for the last three months of 2019. Pro Forma Net Debt is based on Talos internal projections through closing of the transaction. Talos does not believe that practical equivalent GAAP metrics exists for these measures and therefore no reconciliations have been provided.

Talos Energy	Three Months Ended
Reconciliation of Net Income (loss) to Adj. EBITDA and Adj. EBITDA to Free Cash Flow	September 30, 2019
Net Income (loss)	$73
Interest Expense	23
Income Tax Expense (Benefit)	1
Depreciation, Depletion, Amortization	88
Accretion Expense	7

EBITDA	193
Write-down of oil and natural gas properties	1
Loss on Debt Extinguishment	—
Transaction Related Costs	0
Derivative Fair Value (gain)/ loss	(44)
Net cash receipts (payments) on settled derivative instruments	5
Non-cash (gain) loss on sale of assets	—
Non-cash write-down of other well equipment inventory	—
Non-cash equity-based compensation expense	2

Adj. EBITDA	$158

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Acquired Assets	Three Months Ended
Reconciliation of Revenue to Adj. EBITDA and Adj. EBITDA to Free Cash Flow	September 30, 2019
Revenue	$74
Cash Expenses	(24)

Adj. EBITDA	$50

Pro Forma	3Q 2019 Annualized
Reconciliation of Pro Forma Annualized 3Q 2019 Adj. EBITDA	September 30, 2019
Talos Energy 3Q 2019 Adj. EBITDA	$158
Acquired Assets 3Q 2019 Adj. EBITDA	50

Pro Forma 3Q 2019 Adj. EBITDA	208
Annualized	4

Pro Forma Annualized 3Q 2019 Adj. EBITDA	$831

Pro Forma	3Q 2019 Annualized
Reconciliation of Pro Forma Net Debt / Pro Forma 3Q 2019 Annualized Adj. EBITDA	September 30, 2019
Pro Forma Net Debt	$1,000
Pro Forma Annualized 3Q 2019 Adj. EBITDA	831

Pro Forma Net Debt / Pro Forma 3Q 2019 Annualized Adj. EBITDA	1.2x

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002